As filed with the Securities and Exchange Commission on March 18, 2016

Registration No. 333- 172847

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida das Américas, No. 700, Block 8/318, Barra da Tijuca
22640-100 Rio de Janeiro, RJ, Brazil

(Address of Principal Executive Offices)

Matching Program

2016 Cycle

(Full Title of the plan)

Vale Americas Inc.

250 Pehle Ave., Suite 302
Saddlebrook, New Jersey 07663
1-201-368-4800

(Name, address and telephone Number, including area code, of agent for service)

with copies to:

Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment  No. 5 relates to the Registration Statement on Form S-8 (File No. 333-172847) (the “Registration Statement”) of Vale S.A. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on March 15, 2011. The Registration Statement registered 20,000,000 Preferred Class A shares of the Registrant’s stock (“Shares”), to be offered pursuant to the Matching Program (the “Plan”).

On January 4, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2012 Cycle.

On November 28, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 2 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2013 Cycle.

On January 24, 2014, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 3 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2014 Cycle.

On February 26, 2015, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 4 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2015 Cycle.

The purpose of this Post-Effective Amendment No. 4 is to amend the Registration Statement to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2016 Cycle (the “2016 Matching Program”).  Under the 2016 Matching Program, as provided for in the Plan, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase or holding of Shares.  No additional securities are being registered hereby

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with this Post-Effective Amendment No. 5 to the Registration Statement:

Exhibit number	Document

4.5	Vale Matching Program 2016 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on March 4, 2016.

VALE S.A.

By:	/s/ Murilo Pinto de Oliveira Ferreira
Name:	Murilo Pinto de Oliveira Ferreira
Title:	Chief Executive Officer

By:	/s/ Luciano Siani Pires

Name:	Luciano Siani Pires
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Murilo Pinto de Oliveira Ferreira and Mr. Luciano Siani Pires, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ Murilo Pinto de Oliveira Ferreira		March 4, 2016
	Murilo Pinto de Oliveira Ferreira	Chief Executive Officer

	/s/ Luciano Siani Pires		March 4,2016
	Luciano Siani Pires	Chief Financial Officer

	Vale Americas Inc.	Authorized Representative of Vale S.A. in the United States
By:	/s/ Paul Houston		February 24, 2016
Paul Houston

/s/ Gueitiro Matsuo Genso
Gueitiro Matsuo Genso	Chairman of the Board of Directors	March 4, 2016

Sérgio Alexandre Figueiredo Clemente	Vice-Chairman

/s/ Marcel Juviniano Barros		March 4, 2016
Marcel Juviniano Barros	Director

Dan Antonio Marinho Conrado	Director

Tarcísio José Massote de Godoy	Director

/s/ Fernando Jorge Buso Gomes		March 4, 2016
Fernando Jorge Buso Gomes	Director

Hiroyuki Kato	Director

/s/ Oscar Augusto de Camargo Filho		March 4, 2016
Oscar Augusto de Camargo Filho	Director

/s/ Luciano Galvão Coutinho		March 4, 2016
Luciano Galvão Coutinho	Director

Lucio Azevedo	Director

/s/ Alberto Ribeiro Guth		March 4, 2016
Alberto Ribeiro Guth	Director

EXHIBIT INDEX

Exhibit number	Document

4.5	Vale Matching Program 2016 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)